Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter Results; Declares Dividend

BAR HARBOR, MAINE – April 20, 2023 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported first quarter 2023 net income of $13.0 million or $0.86 per diluted share compared to $9.1 million or $0.60 per diluted share in the same quarter of 2022.

FIRST QUARTER 2023 HIGHLIGHTS (all comparisons to the first quarter 2022, unless otherwise noted)

●	1.36% return on assets, compared to 1.00%
●	12.96% return on equity, compared to 8.89%
●	8% annualized commercial loan growth
●	3.54% net interest margin (“NIM”), compared to 2.95%
●	55% efficiency ratio, compared to 62%
●	0.20% non-performing assets ratio to total assets, compared to 0.25%
●	Book value per share of $27.00, compared with $26.09 in the fourth quarter 2022

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “The Company had a great start to the year as we continued to post strong loan growth, increased fee-based income and controlled expenses.  Strong earnings in the first quarter expanded our return on assets to 1.36% or 1.29% excluding one-time benefits from bank-owned life insurance policies.  Net interest income is up 27% over the prior year quarter, which was driven by significant loan growth and the repricing on a majority of our variable rate loans to the most recent Federal Reserve hikes while managing deposit costs at a relationship level.  We continue to be selective in commercial loan growth with proven business partners and lending limits, representing a mix of real estate loans, commercial and industrial loans, and lines of credit.”

Mr. Simard stated, “Our business is based on longstanding, basic banking principles; take in deposits in the form of real currency and then lend that money back to our communities to make a meaningful difference. We remain committed to this while holding steadfast and resolute in navigating industry challenges, differentiating ourselves in the community bank space.  We reached out to our customers helping them understand how the national level news was bank specific, reassuring them of our strong operating position, capital, and liquidity sources.  Our sticky deposit base, highly liquid securities portfolio, and overall excess capacity afford us the ability to meet future funding needs as they arise.  Our investment portfolio is comprised of shorter-term duration securities that are exclusively classified as available for sale.  Lastly, the diligent use of our liquidity is managed and stress tested in-house through our asset liability management process and systems, which allows us to monitor and make real time, informed decisions.”

Mr. Simard continued, “As an industry, there has been a recent increased focus on the customer deposit base and trends in light of the bank failures.  We have always focused on deposit mix as a core part of our business strategy.  Our uninsured or otherwise unsecured deposits represents 11% of our total deposits, which ranks us fairly low in risk for the industry, and specifically in comparison to others within our footprint.  Since the Federal Reserve started the cycle of interest rate hikes, our accumulated deposit beta stands at 14% at the end of the first quarter 2023.  The dip we saw in core deposit balances at quarter end was consistent with the seasonal downward trends we normally experience in larger business accounts and are tied directly to the inflationary impact on consumers.  While our deposit base does contain some larger institutional accounts, our community banking model caters to the high volume, lower average balance accounts, which generally are less rate sensitive and less likely to run-off.  We did see the gap in deposit repricing close as we approached the end of the first quarter, which was anticipated after the prolonged series of rate increases.  Liquidity became a primary focus driving competition to raise deposit rates which will continue to put pressure on the margin in the short term.”

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

Mr. Simard concluded, “Despite the ongoing macroeconomic uncertainty and potential impacts from a weakened economic condition as elevated inflation levels are tampered, we have positioned the Company for the long-term benefit to our customers and shareholders which has once again enabled us to increase our dividend per share by almost 8%.  We are also extremely honored and proud to be recognized by Forbes as one of the “World’s Best Banks” in the first quarter of 2023, based largely on service and trust metrics. Of the 75 U.S.-based banks to make the list, Bar Harbor Bank & Trust is one of only three banks headquartered in Northern New England. This recognition is a reflection of our customers’ experience with us and their trust in Bar Harbor Bank & Trust.  Our dedicated team of approximately 500 banking professionals work hard each and every day to ensure that every customer interaction is exceptional and that we are delivering the right technology, resources, and financial guidance to help our customers meet their financial goals. The global recognition from Forbes is another validation that we are doing banking properly.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.28 per share to shareholders of record at the close of business on May 16, 2023 payable on June 16, 2023.  This dividend equates to a 4.23% annualized yield based on the $26.45 closing share price of the Company’s common stock on March 31, 2023, the last trading day of the first quarter 2023.

FINANCIAL CONDITION

Loans increased $41.3 million to $2.9 billion at the end of the first quarter 2023.  The increase was primarily driven by commercial loans that grew by $35.3 million, of which $19.5 million was with new customers primarily in the finance and real estate and leasing industries.  Residential loans grew by annualized growth rate of 4% as it was more profitable to put these higher yield loans on the balance sheet instead of selling them for small gains in the secondary market.  Consumer loans dropped by $2.2 million due to run-off of balances associated with the repricing of home equity lines of credit to the higher interest rate environment.

The allowance for credit losses (“ACL”) was $26.6 million for the first quarter 2023, compared to $25.9 million at the end of the fourth quarter 2022.  The increase ACL balance is largely due to loan growth during the first quarter, however, the ratio of ACL to total loans increased to 0.90% from 0.89% at year-end due to more refined economic forecasting, especially in the national unemployment figures.  Non-accruing loans for the first quarter 2023 increased $1.3 million from $6.5 million at the end of the fourth quarter primarily due to one lending relationship that is expected to be collected in full.  Past due accounts between 30 to 89 days as a percentage of total loans was 0.26% during the first quarter 2023, compared to 0.08% at year-end 2022.  The increase is largely due to a group of customers that typically make payments about 30 days in arrears, which becomes overdue when the 31st day lands on a business day.  Accordingly, we do not believe the increase is an indication of deteriorated credit quality.

Total deposits increased $10.4 million to $3.1 billion at the end of the first quarter 2023.  Demand and other non-interest bearing deposits decreased $39.6 million driven by large institutional outflows mainly due to seasonality.   Time deposits increased $81.0 million due to a shift of interest-bearing deposits to higher interest-bearing accounts, and a $53.1 million increase in brokered deposits. Savings deposits decreased $35.7 million evenly throughout the first quarter 2023.  Our deposit composition at the end of the first quarter 2023 was 49% commercial customers and 51% consumer customers, compared with 47% and 53%, respectively at year-end 2022.

The Company’s book value per share was $27.00 at March 31, 2023, compared with $26.09 at the end of the fourth quarter 2022. Tangible book value per share (non-GAAP measure) was $18.74 at the end of the first quarter 2023, compared to $17.78 at the end of the fourth quarter 2022.  Net income less dividends during the first quarter 2023 increased our book value per share by $0.60 and an improved valuation of our securities portfolio contributed $0.30 per share.  Unrealized losses on securities, net of tax totaled $50.6 million at the end of the first quarter 2023 compared to $55.2 million at the end of the fourth quarter 2022.

RESULTS OF OPERATIONS

Net income increased 43% in the first quarter 2023 to $13.0 million, or $0.86 per diluted share, from $9.1 million, or $0.60 per diluted share, in the same quarter of 2022.  Earnings per share (EPS) in the current year quarter included $0.04 of one-time income from bank-owned life insurance (“BOLI”) policies.

Net interest margin increased to 3.54% compared to 2.95% in the same period of 2022. The increase was primarily driven by a yield expansion in existing variable rate loans as those repriced to current indexes, which was partially offset by a higher cost of funds.  Interest-bearing cash balances reduced NIM by 3 basis points in the first quarter 2023 compared to 12 basis points in the first quarter 2022. The yield on loans was 4.82% in the first quarter 2023, up from 3.54% in the same quarter of 2022.  Costs of interest-bearing liabilities increased to 1.39% from 0.35% in the first quarter 2022 as our cost of interest-bearing deposits continues to drift higher subsequent to the rate hikes.  We also experienced a shift in deposit composition due to time deposits as some customers with excess cash are seeking higher rates.  Additionally in the first quarter 2023, we had a heavier reliance on whole-sale borrowings, which have a cost that is almost 200 basis points higher than in the prior year quarter.

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The provision for credit losses for the first quarter 2023 was $798 thousand, compared to $687 thousand in the fourth quarter 2022, primarily driven by loan growth, slightly higher provisioning given current market conditions.  The ratio of net charge-offs to total loans was 0.01% at the end of the first quarter 2023, and a net recovery of 0.02% at the end of the prior year quarter.  The net charge-offs have been at historic lows for the past five years, which is due to our underwriting standard and conservative provisioning.

Non-interest income in the first quarter 2023 was $9.2 million, compared to $9.3 million in the same quarter of 2022.  Customer service fees grew to $3.7 million in the first quarter 2023 from $3.6 million in the same quarter of 2022 on a higher number of transactional accounts.  Wealth management income in the first quarter 2023 was $3.6 million, compared to $3.8 million in prior year due primarily to lower AUM stemming from a decline in market valuations.  Mortgage banking income was $279 thousand in the first quarter of 2023, compared to $624 thousand in the same period of 2022 reflecting increased on balance sheet activity related to higher interest rates.  BOLI income included $622 thousand related to one-time death benefits during the quarter.

Non-interest expense increased to $22.7 million in the first quarter 2023 from $21.9 million in the same quarter of 2022 principally due to higher salary and benefit expense.  Salary and benefit expense increased by $624 thousand due to annual salary adjustments that were effective at the end of the first quarter of 2022 and higher post-retirement expense in 2023 associated with changes to discount rates.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the current economic outlook, potential risks to the economy, future interest rates, our ability to grow in the future, and management’s optimism about the Company’s market and financial positions. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s commercial loan growth, the future funding needs, residential loan growth, shift in the Company’s deposit composition, and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust, including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the effects of new outbreaks of COVID-19, including actions taken by governmental officials to curb the spread of the virus, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine; (12) inflation, interest rate, market, and monetary fluctuations; (13) lack of strategic growth opportunities or our failure to execute on available opportunities; (14) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (15) our ability to effectively manage problem credits; (16) our ability to successfully implement efficiency initiatives on time and with the results projected; (17) our ability to successfully develop and market new products and technology; (18) the impact of negative developments in the financial industry and United States and global capital and credit markets; (19) our ability to retain executive officers and key employees and their customer and community relationships; (20) our ability to adapt to technological changes; (21) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (22) our ability to implement new technology effectively; (23) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (24) changes in the reliability of our vendors, internal control systems or information systems; (25) ongoing competition in the labor markets and increased employee turnover; (26) the potential impact of climate change; (27) the impact of pandemics, epidemics or any other health-related crisis; (28) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (29) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (30) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (31) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information, which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022
PER SHARE DATA
Net earnings, diluted	$0.86	$0.83	$0.76	$0.70	$0.60
Core earnings, diluted (1)	0.86	0.83	0.76	0.70	0.62
Total book value	27.00	26.09	25.22	26.19	27.11
Tangible book value (1)	18.74	17.78	16.89	17.83	18.72
Market price at period end	26.45	32.04	26.52	25.86	28.62
Dividends	0.26	0.26	0.26	0.26	0.24

PERFORMANCE RATIOS (2)
Return on assets	1.36%	1.30%	1.20%	1.14%	1.00%
Core return on assets (1)	1.36	1.30	1.20	1.14	1.02
Pre-tax, pre-provision return on assets	1.81	1.72	1.65	1.50	1.28
Core pre-tax, pre-provision return on assets (1)	1.81	1.72	1.65	1.50	1.31
Return on equity	12.96	12.73	11.55	10.58	8.89
Core return on equity (1)	12.94	12.72	11.54	10.59	9.07
Return on tangible equity	18.97	19.03	17.25	15.74	13.01
Core return on tangible equity (1)	18.94	19.02	17.24	15.76	13.27
Net interest margin, fully taxable equivalent (1) (3)	3.54	3.76	3.47	3.19	2.95
Core net interest margin (1) (4)	3.54	3.76	3.47	3.19	2.93
Efficiency ratio (1)	54.72	58.19	57.67	59.25	62.40

FINANCIAL DATA (In millions)
Total assets	$3,928	$3,910	$3,840	$3,716	$3,692
Total earning assets (5)	3,628	3,601	3,525	3,399	3,367
Total investments	573	574	566	593	611
Total loans	2,944	2,903	2,850	2,727	2,655
Allowance for credit losses	27	26	25	24	23
Total goodwill and intangible assets	125	125	126	126	126
Total deposits	3,054	3,043	3,136	3,079	3,048
Total shareholders' equity	408	393	380	394	407
Net income	13	13	11	11	9
Core earnings (1)	13	13	11	11	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(6)/average loans	0.01%	(0.02)%	0.01%	—%	(0.01)%
Allowance for credit losses/total loans	0.90	0.89	0.88	0.87	0.87
Loans/deposits	96	95	91	89	87
Shareholders' equity to total assets	10.40	10.06	9.89	10.59	11.02
Tangible shareholders' equity to tangible assets	7.45	7.09	6.85	7.46	7.88

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Core net interest margin excludes Paycheck Protection Program loans.
(5)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(6)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2023	2022	2022	2022	2022
Assets
Cash and due from banks	$37,769	$39,933	$50,760	$40,834	$38,656
Interest-earning deposits with other banks	44,933	52,362	31,305	26,282	72,393
Total cash and cash equivalents	82,702	92,295	82,065	67,116	111,049

Securities available for sale	557,040	559,516	556,752	586,142	603,910
Federal Home Loan Bank stock	15,718	14,893	9,035	6,572	7,384
Total securities	572,758	574,409	565,787	592,714	611,294

Loans held for sale	463	—	982	3,539	2,843

Total loans	2,944,005	2,902,690	2,850,364	2,727,274	2,654,562
Less: Allowance for credit losses	(26,607)	(25,860)	(25,018)	(23,756)	(23,190)
Net loans	2,917,398	2,876,830	2,825,346	2,703,518	2,631,372

Premises and equipment, net	47,549	47,622	48,010	48,350	48,891
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	5,568	5,801	6,034	6,267	6,500
Cash surrender value of bank-owned life insurance	78,436	81,197	80,758	80,262	79,861
Deferred tax asset, net	22,858	24,443	25,288	18,405	12,614
Other assets	81,269	87,729	86,499	76,109	68,169
Total assets	$3,928,478	$3,909,803	$3,840,246	$3,715,757	$3,692,070

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$636,710	$676,350	$700,218	$670,268	$653,471
NOW deposits	908,483	900,730	918,822	883,239	918,768
Savings deposits	628,798	664,514	669,317	663,676	658,834
Money market deposits	475,577	478,398	513,075	499,456	424,750
Time deposits	404,246	323,439	334,248	361,906	391,940
Total deposits	3,053,814	3,043,431	3,135,680	3,078,545	3,047,763

Senior borrowings	338,244	333,957	188,757	117,347	118,538
Subordinated borrowings	60,330	60,289	60,248	60,206	60,165
Total borrowings	398,574	394,246	249,005	177,553	178,703

Other liabilities	67,680	78,676	75,596	66,062	58,605
Total liabilities	3,520,068	3,516,353	3,460,281	3,322,160	3,285,071

Total shareholders’ equity	408,410	393,450	379,965	393,597	406,999
Total liabilities and shareholders’ equity	$3,928,478	$3,909,803	$3,840,246	$3,715,757	$3,692,070

Net shares outstanding	15,124	15,083	15,066	15,026	15,013

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2023	2022	2022	2022	2022	to Date
Commercial real estate	$1,519,219	$1,495,452	$1,421,962	$1,331,860	$1,289,968	6%
Commercial and industrial	364,315	352,735	376,624	360,304	346,394	13
Paycheck Protection Program (PPP)	—	—	—	170	1,126	—
Total commercial loans	1,883,534	1,848,187	1,798,586	1,692,334	1,637,488	8
Total commercial loans, excluding PPP	1,883,534	1,848,187	1,798,586	1,692,164	1,636,362	8

Residential real estate	906,059	898,192	896,618	876,644	868,382	4
Consumer	98,616	100,855	100,822	100,816	96,876	(9)
Tax exempt and other	55,796	55,456	54,338	57,480	51,816	2
Total loans	$2,944,005	$2,902,690	$2,850,364	$2,727,274	$2,654,562	6%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2023	2022	2022	2022	2022	to Date
Demand	$636,710	$676,350	$700,218	$670,268	$653,471	(23)%
NOW	908,483	900,730	918,822	883,239	918,768	3
Savings	628,798	664,514	669,317	663,676	658,834	(21)
Money market	475,577	478,398	513,075	499,456	424,750	(2)
Total non-maturity deposits	2,649,568	2,719,992	2,801,432	2,716,639	2,655,823	(10)
Total time deposits	404,246	323,439	334,248	361,906	391,940	100
Total deposits	$3,053,814	$3,043,431	$3,135,680	$3,078,545	$3,047,763	1%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
(in thousands, except per share data)	2023	2022
Interest and dividend income
Loans	$34,560	$22,671
Securities and other	5,791	3,826
Total interest and dividend income	40,351	26,497
Interest expense
Deposits	5,265	1,189
Borrowings	4,180	1,010
Total interest expense	9,445	2,199
Net interest income	30,906	24,298
Provision for credit losses	798	377
Net interest income after provision for credit losses	30,108	23,921
Non-interest income
Trust and investment management fee income	3,555	3,754
Customer service fees	3,677	3,616
Gain on sales of securities, net	34	9
Mortgage banking income	279	624
Bank-owned life insurance income	1,148	501
Customer derivative income	132	18
Other income	359	787
Total non-interest income	9,184	9,309
Non-interest expense
Salaries and employee benefits	12,771	12,147
Occupancy and equipment	4,414	4,423
Gain on sales of premises and equipment, net	(13)	(75)
Outside services	356	340
Professional services	426	173
Communication	162	225
Marketing	409	263
Amortization of intangible assets	233	233
Acquisition, conversion and other expenses	20	325
Provision for unfunded commitments	(175)	326
Other expenses	4,101	3,506
Total non-interest expense	22,704	21,886
Income before income taxes	16,588	11,344
Income tax expense	3,576	2,232
Net income	$13,012	$9,112

Earnings per share:
Basic	$0.86	$0.61
Diluted	0.86	0.60

Weighted average shares outstanding:
Basic	15,110	15,011
Diluted	15,190	15,102

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands, except per share data)	2023	2022	2022	2022	2022
Interest and dividend income
Loans	$34,560	$32,605	$27,940	$24,581	$22,671
Securities and other	5,791	5,551	5,145	4,207	3,826
Total interest and dividend income	40,351	38,156	33,085	28,788	26,497
Interest expense
Deposits	5,265	3,159	1,801	1,195	1,189
Borrowings	4,180	2,043	1,374	1,074	1,010
Total interest expense	9,445	5,202	3,175	2,269	2,199
Net interest income	30,906	32,954	29,910	26,519	24,298
Provision for credit losses	798	687	1,306	534	377
Net interest income after provision for credit losses	30,108	32,267	28,604	25,985	23,921
Non-interest income
Trust and investment management fee income	3,555	3,442	3,548	3,829	3,754
Customer service fees	3,677	3,683	3,836	3,656	3,616
Gain on sales of securities, net	34	—	44	—	9
Mortgage banking income	279	153	315	488	624
Bank-owned life insurance income	1,148	499	496	504	501
Customer derivative income	132	97	58	137	18
Other income	359	354	526	347	787
Total non-interest income	9,184	8,228	8,823	8,961	9,309
Non-interest expense
Salaries and employee benefits	12,771	12,900	12,242	11,368	12,147
Occupancy and equipment	4,414	4,321	4,458	4,373	4,423
(Gain) loss on sales of premises and equipment, net	(13)	75	—	10	(75)
Outside services	356	435	393	410	340
Professional services	426	490	421	528	173
Communication	162	263	204	188	225
Marketing	409	411	518	369	263
Amortization of intangible assets	233	233	233	233	233
Acquisition, conversion and other expenses	20	(90)	31	—	325
Provision for unfunded commitments	(175)	1,413	(26)	45	326
Other expenses	4,101	4,184	4,558	4,176	3,506
Total non-interest expense	22,704	24,635	23,032	21,700	21,886
Income before income taxes	16,588	15,860	14,395	13,246	11,344
Income tax expense	3,576	3,348	2,965	2,743	2,232
Net income	$13,012	$12,512	$11,430	$10,503	$9,112

Earnings per share:
Basic	$0.86	$0.83	$0.76	$0.70	$0.61
Diluted	0.86	0.83	0.76	0.70	0.60

Weighted average shares outstanding:
Basic	15,110	15,073	15,058	15,018	15,011
Diluted	15,190	15,147	15,113	15,077	15,102

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022
Earning assets
Interest-earning deposits with other banks	4.28%	4.00%	2.13%	0.80%	0.16%
Securities available for sale and FHLB stock	3.66	3.40	3.12	2.69	2.55
Loans:
Commercial real estate	5.08	4.81	4.26	3.82	3.50
Commercial and industrial	5.89	5.43	4.46	3.67	3.46
Paycheck protection program	—	—	—	13.99	26.49
Residential real estate	3.71	3.63	3.45	3.55	3.55
Consumer	6.37	5.79	4.55	3.82	3.51
Total loans	4.82	4.56	4.04	3.71	3.54
Total earning assets	4.61%	4.35%	3.84%	3.46%	3.21%

Funding liabilities
Deposits:
NOW	0.51%	0.22%	0.16%	0.14%	0.14%
Savings	0.30	0.16	0.08	0.08	0.09
Money market	2.14	1.42	0.65	0.19	0.12
Time deposits	1.34	0.69	0.55	0.58	0.62
Total interest-bearing deposits	0.91	0.52	0.30	0.20	0.20
Borrowings	4.25	3.23	2.69	2.41	2.29
Total interest-bearing liabilities	1.39%	0.78%	0.48%	0.36%	0.35%

Net interest spread	3.22	3.57	3.36	3.10	2.86
Net interest margin, fully taxable equivalent(1)	3.54	3.76	3.47	3.19	2.95
Core net interest margin (1)	3.54	3.76	3.47	3.19	2.93

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2023	2022	2022	2022	2022
Assets
Interest-earning deposits with other banks (1)	$19,819	$26,360	$59,556	$63,317	$140,383
Securities available for sale and FHLB stock (2)	643,523	641,787	642,475	637,881	629,811
Loans:
Commercial real estate	1,505,681	1,447,384	1,351,599	1,296,162	1,264,798
Commercial and industrial	413,921	403,304	421,963	412,518	393,759
Paycheck protection program	—	—	94	788	2,999
Residential real estate	902,348	897,637	882,158	863,172	856,252
Consumer	100,124	100,182	101,175	98,588	97,594
Total loans (3)	2,922,074	2,848,507	2,756,989	2,671,228	2,615,402
Total earning assets	3,585,416	3,516,654	3,459,020	3,372,426	3,385,596
Cash and due from banks	31,556	36,891	40,330	35,051	32,742
Allowance for credit losses	(25,971)	(25,497)	(24,061)	(23,228)	(23,256)
Goodwill and other intangible assets	125,158	125,391	125,626	126,090	126,090
Other assets	168,773	164,749	171,394	178,037	190,846
Total assets	$3,884,932	$3,818,188	$3,772,309	$3,688,376	$3,712,018

Liabilities and shareholders' equity
Deposits:
NOW	$883,134	$899,388	$905,668	$893,239	$930,556
Savings	646,291	664,016	668,255	657,047	640,672
Money market	481,951	501,564	491,683	457,088	414,130
Time deposits	342,994	334,297	349,787	375,782	406,730
Total interest-bearing deposits	2,354,370	2,399,265	2,415,393	2,383,156	2,392,088
Borrowings	398,837	251,263	202,296	178,519	178,958
Total interest-bearing liabilities	2,753,207	2,650,528	2,617,689	2,561,675	2,571,046
Non-interest-bearing demand deposits	651,885	703,471	690,134	661,412	660,717
Other liabilities	72,693	74,276	71,934	67,069	64,619
Total liabilities	3,477,785	3,428,275	3,379,757	3,290,156	3,296,382
Total shareholders' equity	407,147	389,913	392,552	398,220	415,636
Total liabilities and shareholders' equity	$3,884,932	$3,818,188	$3,772,309	$3,688,376	$3,712,018

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2023	2022	2022	2022	2022
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,163	$1,222	$1,587	$1,483	$1,633
Commercial installment	1,917	264	348	632	905
Residential real estate	3,830	4,151	4,858	4,882	5,612
Consumer installment	886	911	981	881	1,063
Total non-accruing loans	7,796	6,548	7,774	7,878	9,213
Other real estate owned	—	—	—	—	—
Total non-performing assets	$7,796	$6,548	$7,774	$7,878	$9,213

Total non-accruing loans/total loans	0.26%	0.23%	0.27%	0.29%	0.35%
Total non-performing assets/total assets	0.20	0.17	0.20	0.21	0.25

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$25,860	$25,018	$23,756	$23,190	$22,718
Charged-off loans	(68)	(136)	(85)	(62)	(83)
Recoveries on charged-off loans	17	291	41	94	178
Net loans recovered (charged-off)	(51)	155	(44)	32	95
Provision for credit losses	798	687	1,306	534	377
Balance at end of period	$26,607	$25,860	$25,018	$23,756	$23,190

Allowance for credit losses/total loans	0.90%	0.89%	0.88%	0.87%	0.87%
Allowance for credit losses/non-accruing loans	341	395	322	300	252

NET LOAN RECOVERIES (CHARGE-OFFS)
Commercial real estate	$3	$—	$7	$59	$54
Commercial installment	2	285	12	12	25
Residential real estate	4	(56)	(5)	6	76
Consumer installment	(60)	(74)	(58)	(45)	(60)
Total, net	$(51)	$155	$(44)	$32	$95

Net (recoveries) charge-offs (QTD annualized)/average loans	0.01%	(0.02)%	0.01%	—%	(0.01)%
Net (recoveries) charge-offs (YTD annualized)/average loans	0.01	(0.01)	—	(0.01)	(0.01)

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.26%	0.08%	0.09%	0.09%	0.22%
90+ Days delinquent and still accruing	—	0.01	0.01	0.03	0.03
Total accruing delinquent loans	0.26	0.09	0.10	0.12	0.25
Non-accruing loans	0.26	0.23	0.27	0.29	0.35
Total delinquent and non-accruing loans	0.52%	0.32%	0.37%	0.41%	0.60%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2023	2022	2022	2022	2022
Net income		$13,012	$12,512	$11,430	$10,503	$9,112
Non-core items:
Gain on sale of securities, net		(34)	—	(44)	—	(9)
(Gain) loss on sale of premises and equipment, net		(13)	75	—	10	(75)
Acquisition, conversion and other expenses		20	(90)	31	—	325
Income tax expense (1)		6	4	3	(2)	(56)
Total non-core items		(21)	(11)	(10)	8	185
Core earnings (2)	(A)	$12,991	$12,501	$11,420	$10,511	$9,297

Net interest income	(B)	$30,906	$32,954	$29,910	$26,519	$24,298
Non-interest income		9,184	8,228	8,823	8,961	9,309
Total revenue		40,090	41,182	38,733	35,480	33,607
Gain on sale of securities, net		(34)	—	(44)	—	(9)
Total core revenue (2)	(C)	$40,056	$41,182	$38,689	$35,480	$33,598

Total non-interest expense		22,704	24,635	23,032	21,700	21,886
Non-core expenses:
Gain (loss) on sale of premises and equipment, net		13	(75)	—	(10)	75
Acquisition, conversion and other expenses		(20)	90	(31)	—	(325)
Total non-core expenses		(7)	15	(31)	(10)	(250)
Core non-interest expense (2)	(D)	$22,697	$24,650	$23,001	$21,690	$21,636

Total revenue		40,090	41,182	38,733	35,480	33,607
Total non-interest expense		22,704	24,635	23,032	21,700	21,886
Pre-tax, pre-provision net revenue		$17,386	$16,547	$15,701	$13,780	$11,721

Core revenue(2)		40,056	41,182	38,689	35,480	33,598
Core non-interest expense(2)		22,697	24,650	23,001	21,690	21,636
Core pre-tax, pre-provision net revenue(2)	(U)	$17,359	$16,532	$15,688	$13,790	$11,962

(in millions)
Average earning assets	(E)	$3,585	$3,517	$3,459	$3,372	$3,386
Average paycheck protection program (PPP) loans	(R)	—	—	—	1	3
Average earning assets, excluding PPP loans	(S)	3,585	3,517	3,459	3,371	3,383
Average assets	(F)	3,885	3,818	3,772	3,688	3,712
Average shareholders' equity	(G)	407	390	393	398	416
Average tangible shareholders' equity (2) (3)	(H)	282	265	267	272	290
Tangible shareholders' equity, period-end (2) (3)	(I)	283	268	254	268	281
Tangible assets, period-end (2) (3)	(J)	3,803	3,785	3,715	3,587	3,566

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2023	2022	2022	2022	2022
Common shares outstanding, period-end	(K)	15,124	15,083	15,066	15,026	15,013
Average diluted shares outstanding	(L)	15,190	15,147	15,113	15,077	15,102

Core earnings per share, diluted (2)	(A/L)	$0.86	$0.83	$0.76	$0.70	$0.62
Tangible book value per share, period-end (2)	(I/K)	18.74	17.78	16.89	17.83	18.72
Securities adjustment, net of tax (1) (4)	(M)	(50,646)	(55,246)	(58,715)	(38,304)	(20,225)
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	22.08	21.44	20.79	20.38	20.07
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.45	7.09	6.85	7.47	7.88

Performance ratios (5)
GAAP return on assets		1.36%	1.30%	1.20%	1.14%	1.00%
Core return on assets (2)	(A/F)	1.36	1.30	1.20	1.14	1.02
Pre-tax, pre-provision return on assets		1.81	1.72	1.65	1.50	1.28
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.81	1.72	1.65	1.50	1.31
GAAP return on equity		12.96	12.73	11.55	10.58	8.89
Core return on equity (2)	(A/G)	12.94	12.72	11.54	10.59	9.07
Return on tangible equity		18.97	19.03	17.25	15.74	13.01
Core return on tangible equity (1) (2)	(A+Q)/H	18.94	19.02	17.24	15.76	13.27
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	54.72	58.19	57.67	59.25	62.40
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.54	3.76	3.47	3.19	2.95
Core net interest margin (2) (7)	(B+P-T)/S	3.54	3.76	3.47	3.19	2.93

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$727	$520	$533	$491	$476
Franchise taxes included in non-interest expense	(O)	148	149	149	144	141
Tax equivalent adjustment for net interest margin	(P)	368	365	379	334	320
Intangible amortization	(Q)	233	233	233	233	233
Interest and fees on PPP loans	(T)	—	—	—	27	196

(1)	Assumes a marginal tax rate of 23.80% in the first quarter of 2023, 23.53% in the fourth quarter of 2022 and 23.41% for the previous quarters.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(7)	Core net interest margin excludes Paycheck Protection Program loans.

J